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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1999, included in Vintage Petroleum, Inc.'s Form 10-K for the year ended December 31, 1998, and of our report dated May 28, 1999, included in the Vintage Petroleum, Inc. 401(k) Plan's Form 11-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.



                                        ARTHUR ANDERSEN LLP

Tulsa, Oklahoma
September 30, 1999